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EXHIBIT 10.12

     Office Lease Between The Klussman Family Trust and Pacific
Crest Bank, dated December 16, 1998
(Agoura Hills Corporate Office)

THIS LEASE is made between Lessor and Lessee named below as of the later of the dates set forth under their respective signatures.

BASIC LEASE PROVISIONS

1.
BUILDING NAME: MEDITERRANEA II

  PREMISES ADDRESS: 30343 Canwood St. Agoura Hills, CA 91301

2.
RENTAL AREA: 16,361 Sq. Ft.: Suites #100 thru 104 Inclusive together with Suites 106, 110, 112, 200 and 212

3.
BUILDING OCCUPANCY PERCENTAGE: 16,361 / 27,712 = 59%

4.
BASIC ANNUAL RENT: $270,254.40

5.
MONTHLY RENTAL INSTALLMENTS: $22,521.20

6.
BASIC RENT INCREASE: On July 1, 1999 the Basic Annual Rent shall be increased to $284,681.40 and on July 1, of each Lease Year commencing on July 1, 2000 the Basic Annual Rent shall be adjusted as provided in Paragraph 3.2 of this Lease.

7.
TERM: Seven (7) years and Six (6) months

8.
LEASE COMMENCEMENT DATE: January 1, 1999

9.
LEASE TERMINATION DATE: June 30, 2006

10.
SECURITY DEPOSIT: None

11.
BROKER(s): NONE

12.
LEASE OPTIONS: One (1) Five (5) Year Option

    IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Provisions and Paragraphs 1 through 18 which follow, as of the later of the below dates.

Dated:	December 16, 1998	Dated:	December 16, 1998

LESSOR:		LESSEE:
THE KLUSSMAN FAMILY TRUST 30343 Canwood Street, #108 Agoura Hills, CA 91301		PACIFIC CREST BANK 30343 Canwood Street, #100 Agoura Hills, CA 91301

By:	/s/ WILLIAM P. KLUSSMAN William P. Klussman Trustee	By:	/s/ LYLE C. LODWICK Lyle C. Lodwick Executive Vice President

(i)

(ii)

RULES AND REGULATIONS

EXHIBIT "A"        Site Plan and Floor Plans

EXHIBIT "B"        Sign Site Plans

(iii)

1.  LEASE OF PREMISES

    Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth in this Lease, those certain premises (the "Premises") in that certain building (the "Building") which address is 30343 Canwood Street, Agoura Hills, California 91301 identified in Item 2 of the Basic Lease Provisions, together with non-exclusive use of any common areas in the Building and of the parking areas adjoining the Building in common with other tenants of the Building. The approximate configuration of said Premises and the location of the Building, Premises and associated parking is indicated on Exhibit "A" which is attached hereto and incorporated herein by this reference.

2.  TERM

    2.1  Commencement of Term

    The term of the Lease shall be as shown in Item 7 of the Basic Lease Provisions, commencing on the date as shown in Item 8 of the Basic Lease Provisions and terminating on the date as shown in Item 9 of the Basic Lease Provisions, unless sooner terminated pursuant to any provision hereof.

3.  RENT

    3.1  Basic Rent.  Lessee shall pay to Lessor as rent for the Premises a basic annual rent in the amount specified in Item 4 of the Basic Lease Provisions, payable without deduction offset, except as provided herein, or in equal monthly installments in the amounts specified in Item 5 of the Basic Lease Provisions, in advance, on the first day of each month, in lawful money of the United States, to Lessor at the address stated herein, or to such other persons or at such other places as Lessor may designate in writing. Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment based on a thirty (30) day month. Rent shall commence on January 1, 1999.

    3.2  Rent Increase.

      (a) At the times set forth in Item 6 of the Basic Lease Provisions, the monthly Base Rent payable under paragraph 3.1 of this Lease shall be adjusted by the increase since June 1999, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, (1982-84 = 100), "All Items," for the Los Angeles-Anaheim-Riverside, herein referred to as "C.P.I.".

      (b) The adjusted monthly Base Rent payable pursuant to Paragraph 3.2 (a) shall be calculated as follows: The original Base Rent shall be multiplied by a fraction, the numerator of which will be the C.P.I. for June of the calendar year during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. for June 1999: provided, however, that the increase in the new monthly Base Rent shall not exceed four percent (4%) of the Base Rent payable for the month immediately preceding the date of such rent adjustment. The sum so calculated shall constitute the new monthly Base Rent. In no event shall said new monthly Base Rent be less than said preceding Base Rent.

      (c) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculations. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in the county in which the Premises are located, in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, notwithstanding one party failing to appear after due notice of the proceeding. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

      (d) Lessee shall continue to pay the rent at the rate previously in effect until the increase, if any, is determined. Within five (5) days following the date on which the increase is determined, Lessee shall make such payment to Lessor as will bring the increased rental current, commencing with the effective date of such increase through the date of any rental installments then due. Thereafter the rental shall be paid at the increased rate. In the event the increase is not determined and calculated on or before December 31 of the year of increase then the Base Rent for the following year shall be the same as the previous year's Base Rent.

4.  (NOT USED)

5.  USE

    5.1  Use of Premises.  The premises shall be used and occupied for general office purposes relating to the conduct of Deposits, Lending, Accounting and Collection and any other purpose consistent with the operation of a financial institution business in a manner consistent and in compliance with all applicable ordinances and other governmental requirements affecting the Premises, and the Rules and Regulations attached hereto and all additions to such Rules and Regulations as Lessor may from time to time reasonably adopt for the safety, care, and cleanliness of the Premises or the preservation of good order, and for no other purpose whatsoever without the express written consent of Lessor, which consent shall not be unreasonably withheld.

    5.2  Compliance with Law.

      (a) Lessor warrants to Lessee that, to the best of Lessor's actual knowledge and belief the Premises, on January 1, 1999, does not violate any covenants or restrictions of record or any applicable building codes, regulations, or ordinances in effect as of such date. In the event it is determined that this warranty has been violated, then it shall be the obligation of Lessor, after written notice from Lessee, to promptly, at Lessor's sole cost and expense, to rectify any such violation.

      (b) Lessee shall, at Lessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term or any part of the term hereof regulating the use by Lessee of the Premises. Lessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the Premises, which shall tend to disturb such other tenants.

6.  MAINTENANCE, REPAIRS, AND ALTERATIONS

    6.1  Lessor's Obligations.  Lessor shall, during the term of this Lease, maintain, or cause to be maintained, in good order, condition, and repair, the building, including, without limitation, the Premises interior and exterior walls, the roof, and the windows, any equipment whether used exclusively for the Premises, or in common with other Premises, including, without limitation, the HVAC, electrical, or plumbing ("Building Maintenance"), as well as all parking areas, driveways, sidewalks, private roads or streets, landscaping, signs (with the exception of Lessee's signs as provided for in Paragraph 16.8 hereof) or other areas located within the site (such non-building areas being herein referred to as "Common Areas" and the maintenance thereof being sometimes herein referred to as "Common Area Maintenance").

    Not withstanding the provisions of this Paragraph 6.1, Lessor shall not be responsible for any repairs or maintenance of the premises, including walls, doors, and windows, if said repairs and/or maintenance results from the action of Lessee, its employees, agents, contractors or other invites.

    6.2  Lessee's Obligations.  Lessee shall, during the term of this Lease, keep in good order, condition, and repair, the interior of the Premises and every part thereof. Except in the event of Lessor's negligence, or damages resulting from the failure of Lessor to perform its obligations set forth in Paragraph 6.1 hereof, Lessee shall be responsible for the cost of painting, repairing, or replacing wall coverings, and to repair or replace any Premises improvements that are not ordinarily a part of the Building. Except as provided in Paragraph 6.1 above and this Paragraph 6.2, or set forth in Paragraph 10 hereof, Lessee shall not be responsible for any operating costs whatsoever.

    6.3  Surrender.  On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in good order and condition, broom clean, ordinary wear and tear excepted. Lessee shall repair any damage to the Premises occasioned by the removal of Lessee's trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage.

    6.4  Alterations and Additions.

      (a) Lessee shall not, without Lessor's prior written consent, which consent shall not be unreasonably withheld, make any alterations, improvements, additions, utility installations or repairs in, on or about the Premises. As used in this paragraph 6.4 the term "Utility Installation" shall mean, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring. As a condition of approval, Lessor may require the removal at the expiration of the term of this Lease of any or all of said alterations, improvements, additions or Utility Installations, (except for telephone and telecommunication wiring). Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

      (b) Any alterations, improvements, additions or Utility Installations in or about the Premises that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent (which consent shall not be unreasonably withheld) to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit unless waived by Lessor to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner. If Lessor fails to object to the submitted plans within 15 days from receipt thereof, said plans shall be deemed approved.

      (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, or the Office Building Project, or any interest therein.

      (d) Lessee shall give Lessor not less than five (5) days notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises, or the Office Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding Premises, and the Office Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

      (e) All alterations, improvements, additions and Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, paneling, doors, drapes, built-ins, moldings, sound attenuation, and lighting systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the Lease term, unless Lessor requires their removal pursuant to paragraph 6.4 (a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 6.4(e), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee. It is understood and agreed that any existing partitions which are removed by Lessee subject to the provision of this Paragraph 6.4 shall not have to be restored by Lessee.

      (f)  Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

      (g) Notwithstanding the other provision of this Paragraph 6.4 Lessee may without Lessor's approval make non-structural alterations, improvements, additions and utility installations to the interior of the premises so long as they do not involve relocating or permanently removing the ceiling or any existing walls and the cumulative cost thereof during the term of this Lease does not exceed $50,000.00.

7.  INSURANCE; INDEMNITY

    7.1  Liability Insurance.  Lessor shall obtain and keep in force during the term of this Lease comprehensive public liability insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises, the Building and all common areas. Such insurance shall be in the amount of not less than One Million Dollars ($1,000,000.00) combined single limit. The limits of said insurance shall not, however, limit the liability of Lessee hereunder.

    7.2  Property Insurance.  Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building, in the amount of the full replacement value thereof, against all perils, included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk) and sprinkler leakage. Said insurance shall provide for payment of loss thereunder to Lessor or to the holder of a first mortgage or deed of trust on the Premises as their interest may appear. Lessor may, in addition, obtain and keep in force during the term of this Lease a policy of rental income insurance, with loss payable to Lessor. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 7.2.

    7.3  Waiver of Subrogation.  Notwithstanding any contrary provision of this Lease, Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents, and representatives of the other, for the loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The insuring party shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

    7.4  Indemnity.  Except for any claims which may arise from Lessor's negligence, Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work, or things done, permitted, or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding is brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel satisfactory to Lessor.

    7.5  Exemption of Lessor from Liability.  Except for any injury resulting from the negligence of Lessor, Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee's employee's, invitee customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents, or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures or from any other cause, whether the said damage or injury results from conditions arising upon the premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible.

    7.6  Lessee's Insurance.  Lessee agrees, at its sole expense, to procure and maintain public liability insurance for the leased property during the term of this Lease in the minimum amount of Two Million Dollars ($2,000,000.00) combined single limit, and such insurance policy shall name Lessor as an additional insured. Prior to taking occupancy of the Leased Property, Tenant shall furnish Lessor with a certificate acceptable to Lessor, evidencing the existence of such insurance, naming Lessor as an additional insured and certifying that such insurance may not be cancelled or coverage diminished without at least thirty (30) days' prior written notice to Lessor. Thereafter, at least ten (10) days prior to the expiration of any such insurance, Lessee shall furnish Lessor with a certificate, in the form described above, evidencing the renewal or replacement of such insurance.

8.  DAMAGE OR DESTRUCTION

    8.1  Partial Damage—Insured.  Subject to the provisions of Paragraph 8.4 hereof, if the Premises are damaged and such damage was caused by a casualty covered under an insurance policy required to be maintained pursuant to Paragraph 7.2 hereof, Lessor shall at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

    8.2  Partial Damage—Uninsured.  Subject to the provisions of Paragraph 8.4, if at any time during the term hereof the Premises are damaged, except by a negligent or willful act of Lessee, and such damage was caused by a casualty not covered under an insurance policy required to be maintained pursuant to Paragraph 7.2. Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage. In the event Lessor elects to give such notice of Lessor's intention to cancel and terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's intention to repair such damage at Lessee's expense, without reimbursement from Lessor, in which event this Lease shall continue in full force and effect, and Lessee shall proceed to make such repairs as soon as reasonably possible. If Lessee does not give such notice within such ten (10) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage.

    8.3  Damage Near End of Term.  If the Premises are partially destroyed or damaged during the last six months of the term of this Lease, or any renewal thereof, Lessor may at Lessor's option terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage, provided, however, if the term of this Lease has been extended for any reason whatsoever, Lessor's right to terminate this Lease shall only apply during the last six (6) months of the then current term of this Lease.

    8.4  Abatement of Rent; Lessee's Remedies.

      (a) If the Premises are partially destroyed or damaged, and Lessor or Lessee repairs or restores them pursuant to the provisions of this Paragraph, the rent payable under Paragraph 3 for the period during which such damage, repair, or restoration continues shall be abated in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

      (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of Paragraph 8.1, or if Paragraph 8.2 hereof is applicable, and Lessor shall not have commenced such repair or restoration within ninety (90) days after such destruction or damage, or such repairs, in Lessee's opinion, cannot be completed within 120 days of the commencement of repair or alteration Lessee may, at Lessee's option:

        (1) Cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement of such repair or restoration. In such event, this Lease shall terminate as of the date of such notice Any abatement in rent shall be computed as provided in Paragraph 8.4(a) hereof or,

        (2) Make such repairs or restoration and deduct the cost of such repairs or restoration from the rent due under Paragraph 3 hereof.

    8.5  Total Destruction.  If at any time during the term hereof the Premises are totally destroyed from any cause, whether or not covered by the insurance required to be maintained by Lessor pursuant to Paragraph 7.2 (including any total destruction required by any authorized public authority), this Lease shall automatically terminate as of the date of such total destruction. For purposes of this Paragraph, total destruction of the Building shall be damage or destruction, the coat of repair of which shall in Lessor's reasonable judgement, exceed fifty percent (50%) of the then replacement value of the Building and shall not require that the Premises be totally or partially destroyed or damaged.

    8.6  Insurance Proceeds Upon Termination.  If this Lease is terminated pursuant to any right given Lessee or Lessor to do so under this Paragraph 8, all insurance proceeds payable with respect to the damage giving rise to such right to termination shall be paid to Lessor or any encumbrancer of the premises, as their interests may appear.

    8.7  Restoration.  Except if such damage or destruction is caused by the negligence of Lessor, Lessor's obligation to restore shall not include the restoration or replacement of Lessee's trade fixtures, equipment, merchandise, or any improvements or alterations made by Lessee to the Premises.

9.  PERSONAL PROPERTY TAXES

    Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, and all other personal property of Lessee contained in the Premises or elsewhere. When practicable, Lessee shall cause said trade fixtures, furnishings, equipment, and all other personal property to be assessed and billed separately from the real property of Lessor.

10.  UTILITIES

    Lessee shall pay for all electrical, telephone, and janitorial services supplied to the Premises, together with any taxes thereon. Except for any failure or interruption of utility services resulting from the negligence of Lessor, Lessor shall not be liable in damages or otherwise for any failure or interruption of any utility services being furnished to the Building. Lessor shall use reasonable efforts to diligently remedy any interruption in the furnishing of such services. If said service interruption results from an action or failure to act on the part of Lessor and said interruption continues for a continuous period of more than sixty (60) hours, Lessee shall be entitled to an abatement of rent for the period of time that said utility services have been unavailable. In the event the utility services being furnished to the Premises are interrupted and are not available for a continuous period of thirty (30) days or more, Lessee shall have the right to terminate this Lease.

11.  ASSIGNMENT AND SUBLETTING

    11.1  Lessor's Consent Required.  Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease without the need for notice to Lessee under Paragraph 12.1. If Lessee desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Lessor of its desire to do so and shall submit in writing to Lessor (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such reasonable financial information as Lessor may request concerning the proposed subtenant or assignee, including, but not limited to, a balance sheet of the proposed subtenant or assignee as of a date within ninety (90) days of the request for Lessor's consent, statements of income or profit and loss of the proposed subtenant or assignee for the two year period preceding the request for Lessor's consent, and a written statement in reasonable detail as to the business experience of the proposed subtenant or assignee during the five (5) years preceding the request for Lessor's consent. Notwithstanding the foregoing if Lessee is not relieved of any continuing liability under the terms of this Lease, the requirements of Paragraph 11.1 (IV) shall be waived. In the event said assignment or sublease by Lessee is at a rental rate which is greater than that being paid to Lessor, such excess shall be divided one-half to Lessor and one-half to Lessee. Lessor, however, retains the option to relieve Lessee of any continuing liability under the terms of this Lease, in which case said excess rental shall be paid 100% to Lessor.

    11.2  Terms and Conditions of Assignment.  Regardless of Lessor's consent, no assignment shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the Base Rent and to perform all other obligations to be performed by Lessee hereunder. Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of rent shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this Paragraph 11 or this Lease. Consent to one assignment shall not be deemed consent to any subsequent assignment. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee, unless Lessee has been relieved of liability hereunder pursuant to provisions of Paragraph 11.1.

    11.3  Assignee Lessee Affiliate.  Notwithstanding the provisions of Paragraph 11.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessor's consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee or to any person or entity which acquires all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Assignee Lessee Affiliate," provided that before such assignment shall be effective said assignee shall assume, in full, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered with the approval of Assignee Lessee Affiliate and without the consent of Lessee, the consent of whom shall not be necessary.

12.  DEFAULTS; REMEDIES

    12.1  Default by Lessee.  The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

      (a) The failure of Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

      (b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than as described in Paragraph 12.1(a) hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; provided further, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

      (c) The making by Lessee of any general assignment, or general arrangement for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises, or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or the attachment, execution or other judicial seizures of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days.

    12.2  Remedies for Default of Lessee.  In the event of any material default by Lessee as defined in Paragraph 12.1 hereof, Lessor my at any time thereafter, upon notice and demand and without limiting Lessor in the exercise of any other right or remedy which Lessor may have by reason of such default or breach:

      (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event, Lessor shall be entitled to recover from Lessee:

        (1) The worth at the time of award of the unpaid rent which has been earned at the time of termination;

        (2) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

        (3) The worth at the time of award of the amount which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

        (4) Any other amount necessary to compensate the Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorney's fee, and any other reasonable cost.

    The "worth at the time of award" of the amounts referred to in subparagraphs (1) and (2) above shall be computed by allowing interest at ten percent (10%) per annum. The worth at the time of award of the amount referred to in subparagraph (3) above shall be computed by discounting such amount at one (1) percentage point above the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

      (b) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State of California, including without limitation, the remedy provided in California Civil Code Section 1951.4 to continue this Lease in effect.

    12.3  Default by Lessor.  The failure of Lessor to perform any obligation of Lessor under this Lease shall constitute a material default and breach of this Lease by Lessor. Notwithstanding the foregoing, Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose names and addresses shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligations; provided, however, that if the nature of Lessor's obligations is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. In the event of any such default by Lessor, Lessee may pursue any remedy now or hereafter available to Lessee under the laws or judicial decisions of the State of California, except that Lessee shall not have the right to terminate this Lease except as expressly provided in this Lease.

    12.4  Late Charges.  Lessee hereby acknowledges that the late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days of the date due, then Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

13  CONDEMNATION OR RESTRICTION ON USE

    13.1  Termination of Lease on Total Taking.  In the event the entire Premises or leasehold interest shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority for any period of time, this Lease shall terminate as of the date of such taking.

    13.2  Lessee's Election to Terminate on Partial Taking.  In the event more than ten percent (10%) of the floor area of the Premises or more than thirty percent (30%) of the adjacent parking facility is taken under the power of eminent domain by any public or quasi-public authority, and if by reason of any such appropriation or taking, regardless of the amount so taken, the remainder of the Premises or parking facility is not reasonably suitable for the operation of Lessee's business taking into account Lessor's obligation to restore under Paragraph 13.4. Lessee shall have the right to terminate this Lease as of the date of such taking upon giving to Lessor notice in writing of such election within one hundred twenty (120) days after such appropriation or taking.

    13.3  Each Party Entitled to Award.  If this Lease is terminated in the manner provided in Paragraph 13.1 or 13.2 hereof, each party shall be entitled to any award made to it in such proceedings; Lessee shall specifically be entitled to that portion of any award attributable to unamortized expenditures made by Lessee for improvements to the Premises. The unamortized portion of the Lessee's expenditures for improving the Premises shall be determined by multiplying such expenditures by a fraction, the numerator of which shall be the number of years of the term of this Lease which shall not have expired at the time of such appropriation or taking, and the denominator of which shall be the number of years of the term of this Lease which shall not have expired at the time of improving the Premises. In no event shall options to renew or extend be taken into consideration in determining the payment to be made to the Lessee. Lessee's right to receive compensation or damages for its fixtures and personal property shall not be affected in any manner thereby. The rent for the last month of Lessee's occupancy shall be prorated and Lessor agrees to refund to Lessee any unearned rent paid in advance.

    13.4  No Termination—Repairs and Rent Reduction.  In the event of a taking that does not result in a termination of this Lease under Paragraph 13.1 hereof, then Lessor shall, at Lessor's cost and expense, restore the Premises or the parking facility remaining to a complete unit of the quality and character as existed prior to such appropriation or taking, and thereafter, the rent provided for in Paragraph 3 hereof shall be reduced in the ratio that the floor area of the Premises taken bears to the floor area of the Premises before such taking, and Lessor shall be entitled to receive the total award of compensation in such proceedings, including any amount awarded to Lessee; provided, however, that Lessee shall receive and retain any amount awarded to Lessee as compensation for the taking of fixtures and equipment owned by Lessee or for the expense of removal or repair of same.

    13.5  Notice of Condemnation.  Lessor agrees immediately after it receives notice of the intention of any such authority to appropriate or take to give to Lessee notice in writing of such fact.

    13.6  Voluntary Sale as Taking.  A voluntary sale by Lessor to any public body or agency having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Paragraph 13.

14.  BROKERS

    Lessor and Lessee represent and warrant that they have neither incurred nor are aware of any brokers', finders', or similar fee in connection with the origin, negotiation, execution or performance of this Lease and agree to indemnify and hold harmless each other from any loss, liability, damage, cost or expense incurred by reason of breach of these representations and warranties.

15.  LESSOR'S LIABILITY

    15.1  The term "Lessor" as used herein, shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers in the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, then shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor, shall, subject as aforesaid, be binding on Lessor's successors and assigns only during their respective periods of ownership.

16.  GENERAL PROVISIONS

    16.1  Estoppel Certificate

      (a) Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

      (b) Lessee's failure to deliver such statements, within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in [MISSING TEXT] has been paid in advance.

      (c) Not more than once a year during the term of this Lease, if Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such financial statements of Lessee as may be reasonably required by such lender. All such financial statements shall be received by Lessor in confidence and shall be used only for the purposes herein set forth.

    16.2  Severability.  The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

    16.3  Time of Essence.  Time is of the essence in the performance of all terms and conditions of this Lease.

    16.4  Captions.  Item and paragraph captions have been used solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

    16.5  Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be served personally or by regular mail, return receipt requested, addressed to Lessor and Lessee respectively at the addresses set forth before their signatures in Item 12 of the Basic Lease Provisions, or such other addresses as may from time to time be designated in writing by Lessor or Lessee by notice pursuant hereto.

    16.6  Waivers.  No waiver of any provision hereof shall be deemed a waiver of any other provision hereof. Consent to or approval of any act by one of the parties hereto shall not be deemed to render unnecessary to obtaining of such party's consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

    16.7  Holding Over.  If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a rental rate in the amount of the last monthly rental.

    16.8  Cumulative Remedies.  No remedy, or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

    16.9  Inurement; Choice of Law.  Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 15 hereof, the terms and conditions contained in this Lease shall bind the parties, their personal representative, successors and assigns. This Lease shall be governed by the Laws of the State of California.

    16.10  Subordination and Non-Disturbance.  This Lease shall, at Lessor's option, be either superior or subordinate to mortgages or deeds of trust on the Premises, whether now existing or hereafter created. Lessee shall upon written demand by Lessor execute such instruments as may be required from time to time to subordinate the rights and interest of Lessee under this Lease to the lien of any mortgage or deed of trust, or, if requested by Lessor, to subordinate any such mortgage or deed of trust to this Lease. Notwithstanding any such subordination, so long as Lessee is not in default hereunder, this Lease shall not be terminated or Lessee's quiet enjoyment of the Premises disturbed in the event of such mortgage or acknowledges [MISSING TEXT] Lessee's security deposit, in the event of such foreclosure, Lessee shall thereupon become a Lessee of and attorn to the successor-in-interest to Lessor on the same terms and conditions as are contained in this Lease.

    16.11  Attorney's Fees.  If either party hereto brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to reasonable costs and attorney's fees to be paid by the losing party. For purposes of this provision, in any action or proceeding instituted by Lessor based upon any default or alleged default by Lessee hereunder, Lessor shall be deemed the prevailing party if (a) judgement is entered in favor of Lessor or (b) prior to trial or judgement, Lessee shall pay all or any portion of the rent and charges claimed by Lessor, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Lessor to constitute a default by Lessee hereunder.

    16.12  Lessor's Access.  Upon a twenty-four (24) hour notice, Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time, place on or about the Premises any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof, place on or about the Premises any ordinary "For Sale," "For Lease," or similar signs all without rebate of rent or liability to Lessee. Provided, however, that such "For Sale" or "For Lease" signs shall not be placed on the area of the building crosshatched in red on Exhibit B attached hereto or on or in the landscaped area immediately south of said crosshatched area. Further provided, however, that said signs shall not in any instance interfere with any signage of Lessee, as provided for in Paragraph 16.18 hereof.

    16.13  Corporate Authority.  If Lessee is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation in accordance with its terms. If Lessee is a corporation, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

    16.14  Rights of Others.  Except as otherwise provided herein, nothing expressed or implied is intended, or shall be construed, to confer upon or grant any person any rights or remedies under or by reason of any term or condition contained in this Lease.

    16.15  Safety and Health.  Lessee covenants at all times during the term of the Lease to comply with the requirements of the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq. and any analogous legislation in California (collectively, the "Act"), to the extent that the Act applies to the Premises and any activities thereon and without limiting the generality of the foregoing, Lessee covenants to maintain all working areas, all machinery, structures, electrical facilities and the like upon the Premises in such a condition that fully complies with the requirements of the Act, including such requirements as would be applicable with respect to agents, employees, or contractors of Lessor who may from time to time be present upon the Premises, and Lessee agrees to indemnify and hold harmless Lessor from any liability, claims, or damages arising as a result of a breach of the foregoing covenant and from all costs, expenses, and charges arising therefrom including, without limitation, attorney's fees and court costs incurred by Lessor in connection therewith, which indemnity shall survive the expiration or termination of this Lease.

    16.16  Surrender or Cancellation.  The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger.

    16.17  Entire Agreement.  This Lease covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning the Premises and the Building, and all preliminary negotiations and agreements of whatsoever kind or nature are merger herein. Lessor has made no representations or promises whatsoever with respect to the Premises or the Building, except those contained herein; and no other person, firm or corporation has at any time had any authority from Lessor to make any representations or promises on behalf of Lessor, and Lessee expressly agrees that if any such representations or promises have been made by others, Lessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

    16.18  Signs.  Lessee presently has signs on (a) the existing monument located on the lawn at the southwest corner of the building, and (b) the upper portion of the southwest corner of the building. It is agreed that Lessee shall have the exclusive right to signs on the monument sign and on the area of the south elevation of the building, cross-hatched in red on Exhibit B attached hereto. The area of the south elevation of the building cross-hatched in green on the attached Exhibit B is reserved on a non-exclusive basis by Lessor for building identification signs applicable to Lessees. Any additional or revised signs by Lessee shall require the prior written approval of Lessor and all governmental bodies having jurisdiction. All existing or additional signs are to be installed, maintained and removed at Lessee's sole cost and expense.

    It is the intent of Lessor and Lessee that Lessee's signage, because of Lessee's dominant position in the building, shall be dominant at all times. It is agreed that, in addition to the restrictions in the previous paragraph on where Lessor may erect additional signs, Lessor agrees not to erect any signs on the building which contain letters larger than 12 inches in height or any signs on the east side of the building without the prior written approval of Lessee.

    16.19  Interest on Past Due Obligations.  Any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

    16.20  Gender; Number.  Whenever the context of this Lease requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural.

    16.21  Lease Not Subject to Levy.  This Lease and the interest of Lessee hereunder shall not be subject to garnishment or sale under execution in any action or proceeding which may be brought against or by Lessee without the written consent of Lessor.

    16.22  Quitclaim.  At the expiration or earlier termination of this Lease, Lessee shall execute, acknowledge, and deliver to Lessor, within ten (10) days after written demand from Lessor, any quitclaim deed or other document reasonably required by any reputable title company to remove the cloud of this Lease from the title of the real property subject to Lease.

    16.23  Confidentiality of Lease.  Lessee acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Lessor and Lessee. Disclosure of the terms hereof could adversely affect the ability of Lessor to negotiate other leases with respect to the Building or impair Lessor's relationship with other tenants of the Building. Lessee agrees that it, and its partners, officers, directors, employees and attorneys shall not disclose the terms and conditions of this Lease to any other person without the prior written consent of Lessor. It is understood and agreed that damages would be an inadequate remedy for the breach of this provision by Lessee, and Lessor shall have the right to specific performance of this provision and to injunctive relief to prevent its breach or continued breach, provided, however, that Lessee shall have the right to disclose terms and conditions of this Lease for any business related purpose on a confidential basis.

17.  PARKING

    During the term of this Lease, Lessee shall have the right in common with other Lessees of the Building to use the parking area subject to such rules and regulations as may be established from time to time by Lessor for the effective use of said parking area. Said rules and regulations may include, but shall not be limited to, such items as: designation of specific areas for use by invites of Lessee, other Lessees and Lessor; hours during which said parking shall be open for use, use of a parking attendant; and such other matters affecting the parking operation to the end that said facilities shall be utilized to maximum efficiency and in the best interest of Lessor, Lessee, other Lessees and their respective invites. Lessee shall have the right to approve any change in existing rules and regulations, which approval shall not be unreasonably withheld.

    Lessor shall have the right at any time to designate specific spaces, of the parking area for use by Lessee, other Lessees, and their invites. Lessee shall have the right, provided parking becomes a problem and the problem is not solved by Lessor to the satisfaction of Lessee within 30 days of written notice by Lessee to Lessor of said problem, to require Lessor to designate specific areas of the parking lot for use by Lessee, other Lessees, and their invites. The designation of specific areas shall be done by Lessor in a fair and equitable manner but in said event, Lessee shall be entitled to the exclusive use of at least 56 parking spaces.

18.  RIGHT OF FIRST REFUSAL:

    18.1  Lessee shall have, providing there is no default under any of the terms, covenants and conditions hereof, the right during the term hereof to lease additional space within the Building subject to the following terms and conditions:

  1.
  This Right of First Refusal will apply to any space within the Building becoming available for lease as a result of the termination of any of the existing Leases. In the event an existing lease is extended or renewed, The Right of First Refusal shall not apply to the portion of the Building covered by said extended or renewed Lease.

  2.
  Lessor shall give Lessee notice of the availability of any such space not later than 120 days prior to the proposed availability.

  3.
  Lessee shall notify Lessor of its intent to exercise its Right of First Refusal not later than 60 days prior to the date that such space shall become available.

  4.
  The area upon which the Right of First Refusal is exercised shall be added to the Premises presently covered by this Lease at the per square foot rental then applicable and subject to all of the other terms and conditions of said Lease.

  5.
  If a space does become available and is offered to Lessee under the terms of this Paragraph and said Right of First Refusal is not exercised by Lessee then the said Premises so offered and refused shall again become subject to the terms of this Paragraph 18.

19.  OPTION TO EXTEND LEASE TERM:

    19.1  Option:  Lessee shall have an option to extend the lease term for five (5) years upon the expiration of the initial term.

    Said option shall be exercised by Lessee giving Lessor written notice that it is exercising the sane no earlier than eight (8) and no later than six (6) months prior to the date upon which this Lease would otherwise terminate if such option were not exercised. Any extended term hereof, pursuant to the exercise of said option or options shall be subject to all of the terms, covenants and conditions of this Lease, save and except that the rental for the applicable extended term or terms shall be at the going and prevailing rent for the property of like character in the same general vicinity for the same or a similar use as of the time of the commencement of the applicable extended term. The provisions of Paragraph 3.2 shall be applicable to any extended term resulting from the exercise of the option. If the parties hereto shall be unable to agree between themselves as to the rental for the extended term or terms on said basis, then each shall select an arbitrator, the two arbitrators so selected shall select a third arbitrator, and the three arbitrators shall determine the rental for the extended term or terms on the basis set forth above, and the decision of a majority of them shall be binding and final upon both Lessor and Lessee who shall bear the cost of such arbitration in equal shares. If such arbitration is required, it shall be conducted in accordance with the Code of Civil Procedure of the State of California.

    19.2  Effect of Defaults on Option:

      (a) Lessee shall have no right to exercise this option, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Paragraph 12.1 (b) or 12.1 (c) and continuing until the noncompliance alleged in said notice of default is cured, provided, however, if Lessee has commenced and is proceeding in a timely manner to complete the cure, this paragraph (i) will not be applicable, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee three or more notices of default under Paragraph 12.1 (b) or Paragraph 12.1 (c), whether or not the defaults are cured during the 12 month period of time immediately prior to the time that Lessee attempts to exercise the subject Option, or (iv) if Lessee has committed any noncurable breach or is otherwise in default of any of the terms, covenants or conditions of the Lease.

      (b) The period of time within which this Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 19.2 (a)

      (c) All rights of Lessee under the provisions of this, Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in Paragraph 12.1 (c) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, or (iii) Lessor gives to Lessee three or more notices of default under Paragraph 12.1 (b) or Paragraph 12.1 (c), whether or not the defaults are cured, or (iv) if Lessee has committed any non-curable breach or is otherwise in default of any of the terms, covenants and conditions of the Lease.

LESSOR:		LESSEE:
THE KLUSSMAN FAMILY TRUST		PACIFIC CREST BANK
By:	/s/ William P. Klussman Trustee	By:	/s/ Lyle C. Lodwick Executive Vice President

RULES AND REGULATIONS ATTACHED
AND MADE A PART OF THIS LEASE

1.
No sign, placard, drapery, picture, advertisement, name or notice shall be inscribed, displayed, printed, or affixed on or to any part of the outside of the Building without the written consent of Lessor first obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name, or notice without notice to and at the expense of Lessee.

  All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of by Lessor.

  Lessee shall not place anything or allow anything to be placed near the glass or any window, door, partition, or wall which may appear unsightly from outside the Premises,

2.
The bulletin board or directory of the Building, if any, will be provided exclusively for the display of the names and location of Lessees only and Lessor reserves the right to exclude any other names therefrom.

3.
All sidewalks, halls, passages, exits, entrances, and stairways of the Building, if any, shall not be obstructed by any Lessee or used by him for any purpose other than for ingress to or egress from his respective Premises. The halls, passages, exits, entrances, stairways, balconies and roof are not for the use of the general public and the Lessor shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Lessor, shall be prejudicial to the safety, character, reputation and interests of the Building and its Lessees, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Lessee normally deals in the ordinary course of Lessee's business unless such persons are engaged in illegal activities. No Lessee and no employee or invitee of any Lessee shall go upon the roof of the Building without the prior consent of Lessor, which consent shall not be unreasonably withheld. For purposes of Lessee' obligations, if any, of repair and maintenance of the heating, ventilating, and air conditioning systems of the Premises, Lessee shall use a maintenance firm approved by Lessor, which approval shall not be unreasonably withheld.

4.
Lessee shall not overload the floor of the Premises.

5.
Lessee shall not use, keep, or permit to be used foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

6.
No cooking shall be done or permitted by any Lessees on the Premises, with the exception of microwave or toaster ovens and coffee machines, nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

7.
Lessee shall not use or keep in the Premises or Building any kerosene, gasoline, inflammable or combustible fluid or material, or use any method of heating (other than incidental, small, electrical space heaters) or air conditioning other than that supplied by Lessor.

8.
Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Lessor and the location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the approval of Lessor, which consent and approval shall not be unreasonably withheld.

9.
Each Lessee, upon the termination of his tenancy, shall deliver to the Lessor the keys to offices, rooms, and toilet rooms which shall have been furnished the Lessee or which the Lessee shall have had made and, in the event of loss of any keys so furnished, shall pay the Lessor therefor.

10.
Except for tenant improvements set forth in this Lease, no Lessee shall lay linoleum, tile, carpet, or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Lessor. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the Lessee by whom or by whose contractors, employees, or invites the damage shall be caused.

11.
On Saturdays, Sundays, legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., the following day, access to the Building or to the halls, corridors, or stairways in the Building, if any, or to the Premises may be refused unless the person seeking access is known to be the person or employee of the Building in charge or has a pass or is properly identified. The Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building during the continuance of the same by closing the doors or otherwise, for the safety of the lessees and protection of property in the Building and the Building.

12.
Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee's employees leave the Building so as to prevent waste or damage.

13.
Lessor reserves the right to exclude or expel from the building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

14.
Employees of Lessor shall not perform any work or do anything outside of their regular duties unless under special instructions from the Lessor and no employee will admit any person (Lessee or otherwise) to any office without specific instructions from the Lessor.

15.
Lessor shall have the right, exercisable without notice and without liability to Lessee, to change the name of the Building of which the Premises are a part, providing that the change has no effect on the signage provided in Paragraph 16.18.

16.
Lessor shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

17.
Without the written consent (which shall not be unreasonably withheld) of Lessor, Lessee shall not use the name of the Building in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

18.
Lessor reserves the right to make such other and further nondiscriminatory Rules and Regulations as in its judgment may be necessary or desirable for the safety, care, and cleanliness of the Premises and the Building and for the preservation of good order therein. Lessee agrees, upon receipt of written notification thereof, to abide by all such other and further Rules and Regulations.

19.
Any permitted corrosive, flammable, or other special wastes shall be handled for disposal as directed by Lessor.

20.
Lessee's use of the common areas shall be limited to access and parking purposes and under no circumstances shall Lessee be permitted to store any goods or equipment, conduct any operations or construct or place any improvements, barriers, or obstructions in the common areas, or otherwise adversely affect the appearance thereof.

/s/ [ILLEGIBLE] Lessor's Initial	/s/ [ILLEGIBLE] Lessee's Initial

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EXHIBIT 10.12
BASIC LEASE PROVISIONS
TABLE OF CONTENTS
RULES AND REGULATIONS ATTACHED AND MADE A PART OF THIS LEASE
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